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                                                                     Exhibit 5.3

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]





                                            June 6, 2002


PFGI Capital Corporation
One East Fourth Street
Cincinnati, Ohio 45202


        Re: Provident Financial Group, Inc.
            PFGI Capital Corporation
            Registration Statement on Form S-3 (Nos. 333-88446 and 333-88446-01)

Ladies and Gentlemen:

                  We have served as Maryland counsel to PFGI Capital Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law relating to the registration by the Company and Provident Financial Group, Inc., an Ohio corporation ("Provident"), of up to 6,900,000 PRIDES (including up to 900,000 additional PRIDES issuable upon exercise of an over-allotment option) (the "PRIDES"), each covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Each PRIDES will initially consist of Income PRIDES, each with a stated amount of $25 (the "Income PRIDES"). Each Income PRIDES will include (i) a forward purchase contract for the purchase of shares of common stock of Provident and
(ii) a share of the Company's Series A non-cumulative preferred stock, $.01 par value per share (the "Series A Stock"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");





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                  3. The proposed form of Articles of Amendment and Restatement of the Company (the "Articles"), in the form attached as an exhibit to the Registration Statement;

                  4. The Forward Purchase Contract Agreement (the "Forward Agreement"), by and among the Corporation, Provident, The Provident Bank (the "Bank"), and J.P. Morgan Trust Company, National Association, as forward purchase contract agent, in the form attached as an exhibit to the Registration Statement;

                  5. The form of certificate representing the Income PRIDES (the "PRIDES Certificate"), in the form attached as an exhibit to the Registration Statement;

                  6. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

                  7. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company (the "Board"), certified as of a recent date by an officer of the Company;

                  8. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  9. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, was legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) was duly authorized to do so.

                  3. Each of the parties (other than officers or directors of the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not and will not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or





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written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. Prior to the issuance of any shares of Series A Stock included as part of the Income PRIDES (collectively, the "Shares"), (i) an amendment and restatement of the Charter (as amended and restated, the "Amended Charter"), substantially in the form set forth in the Articles, will be advised by the Board and approved by the stockholders of the Company entitled to vote thereon in accordance with the Maryland General Corporation Law and the Charter and Bylaws, (ii) the Amended Charter will be filed with and accepted for record by the SDAT, and (iii) the issuance of the Shares, the execution, delivery and performance by the Company of the Forward Contract and the execution and delivery by the Company of the PRIDES Certificates contemplated thereunder will each be approved by the Board, in accordance with the Maryland General Corporation Law, the Amended Charter and the Bylaws (with such actions and approvals collectively referred to hereinafter as the "Corporate Proceedings").

                  6. The Shares will not be issued or transferred in violation of any restriction contained in the Amended Charter and, upon the issuance of any of the Shares, the total number of shares of Series A Stock issued and outstanding will not exceed the number of shares of Series A Stock the Company is then authorized to issue. Upon the occurrence of an Exchange Event (as defined in the Charter), shares of the Bank Series A Preferred Stock (as defined in the Charter) will be issued by the Bank in exchange for the Shares then outstanding as set forth in Section 6.6 the Charter.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon completion of the Corporate Proceedings, the Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor or otherwise in accordance with the Amended Charter, the Bylaws and the resolutions authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  3. Upon completion of the Corporate Proceedings, the execution and delivery of each of the Forward Contract and the PRIDES Certificates will have been duly authorized by all necessary corporate action on the part of the Company.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We express no opinion with respect to the issuance of any securities by Provident, the Bank or any party other than the Company. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.






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                  This opinion is being furnished to you for submission to the
Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.



                                      Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
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